Exhibit 6.42

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II)WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

CHRISTIE’S

AUCTION INVOICE

Account Address Masterworks Gallery LLC as agent for Masterworks Cayman SPC o/b/o its Gallery Segregated Portf 1 World Trade Center 57 Floor New York, NY 10007 United States	Invoice Number Date Account Number Paddle Number	DB [***] 5/15/2025 [***] [***]

Sale Number [***]	Sale Title Post-War and Contemporary Day Sale	Sale Date 5/15/2025

Auctioneer	License No.

Lot	Description	Transaction	Amount	Key	Sales Tax	Total Amount
716	BARBARA KRUGER (B. 1945)	Hammer	320,000.00
	xUxnxtxixtxlxexdx x (xYxoxuxrx xfxaxcxtx xixsx xsxtxrxaxnxgxexrx xtxhxaxnx xfxixcxtxixoxnx) x black and white photograph, in artist’s frame	Premium	83,200.00			403,200.00

Item: SN00683423/022
Sub Total
		Hammer	US$ 320,000.00
		Premium	US$ 83,200.00
Sales Tax (DE, )
				Total Amount Due		US$ 403,200.00
				Due Date		22 May 2025

Notes: Christie’s charges a buyer’s premium to the buyer on the hammer price of each lot sold at the following rates: 26% of the hammer price of each lot up to and including $1,000,000, 21% of the excess of the hammer price above $1,000,000 and up to including $6,000,000 and 15% of the excess of the hammer price above $6,000,000. For all lots, taxes are payable at the applicable rate on the total purchase price (i.e. the hammer price plus the applicable buyer’s premium).

Christie’s accepts payment by credit card up to $300,000 per sale, on which a fee of 2.5% will apply. The fee on $300,000 is $7,500.

Christie’s offers complimentary storage for 90 days after the auction. If your property remains in our warehouses past this deadline, you will be responsible for monthly storage charges and New York City sales tax on the lot.

To arrange collection and to confirm the location of your property, please contact PostSaleUS@Christies.com at least 48 hours beforehand.

Masterworks Gallery LLC as agent for Masterworks Cayman SPC o/b/o its Gallery Segregated Portf | Account Number [***] | Page 1 of 2

CHRISTIE’S

PAYMENT METHODS

Please note: Christie’s will not accept payment under this invoice from any party other than the buyer of record.

Lots purchased at Christie’s in New York may be paid for in the following ways:

Online	Christie’s is pleased to offer clients the option of viewing invoices, paying and arranging shipping online through MyChristie’s. To log in, or if you have yet to create an online account, please go to: www.christies.com/MyChristies. While this service is available for most lots, payment and shipping must be arranged offline for some items. Please contact Post Sale Services directly to coordinate.
Wire Transfer	[***] For banks asking for a Swift Code please quote: [***].

Credit and Debit Card	All major credit and debit cards are accepted.
Note: If paid by credit card, a surcharge of 2.5% on the total invoice amount will be applicable.
Cash	Up to $7,500 per annum (subject to conditions)
Bankers Draft	Must be made payable to Christie’s (subject to conditions)
Cheque	Must be made payable to Christie’s (must be drawn in USD on a US bank, clearance will take 5 to 10 business days)

To assist in processing your payment efficiently, please quote your sale, invoice number and account number; these may be found on your invoice.

Payments may be made in person at Christie’s or by calling Post Sale Services.

Email	PostSaleUS@christies.com
Telephone	+1 212 636 2650
Fax	+1 212 636 4939
Mail	Christie’s Inc., Post Sale Department, 20 Rockefeller Plaza, New York, NY 10020

Please see our Conditions of Sale for further information on buying at Christie’s which can be found at the back of our catalogues and on our website: www.christies.com

Payment in full must be received in cleared funds before the property is released.

Failure to collect your property within 30 days of the sale date from any Christie’s location will result in handling and administration charges plus any applicable sales tax.

christies.com

Masterworks Gallery LLC as agent for Masterworks Cayman SPC o/b/o its Gallery Segregated Portf | Account Number [***] | Page 2 of 2